UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 3, 2017, NBT Bank, N.A. (“NBT Bank”), the wholly owned national bank subsidiary of NBT Bancorp Inc., acquired Downeast Pension Services, Inc. (“DPS”).

DPS, a 25-year-old retirement plan services company based in New Gloucester, Maine, provides full-service, third-party administration for company-sponsored retirement plans. DPS specializes in the defined contribution area. Services offered by DPS include plan design, plan consulting, valuations, compliance testing, contribution calculations and contract administration.

This acquisition supports the continued growth of NBT Bank’s retirement services business line. DPS will have access to the resources of NBT Bank’s long-established national retirement services infrastructure to support enhanced service to its customers. DPS will continue to operate as a stand-alone business, retaining its brand and team of professionals.

Forward Looking Statements

Certain statements contained in this filing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of NBT, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions. Because these statements reflect NBT’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Many of these factors are beyond NBT’s ability to control or predict. Such factors include, but are not limited to, the factors detailed from time to time in NBT’s periodic reports filed with the SEC, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, particularly the discussion under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2016, which have been filed with the SEC. The forward-looking statements in this filing are qualified by these risk factors. NBT assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: April 3, 2017	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel &
Corporate Secretary